UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 11, 2019

WestRock Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38736	37-1880617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Abernathy Road, Atlanta, GA 30328
(Address of Principal Executive Offices) (Zip Code)

(770) 448-2193
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On February 11, 2019, WestRock Company (the “Company”) issued a press release announcing that it has extended the offers (the “exchange offers”) to exchange all of WRKCo Inc.’s outstanding 3.000% Senior Notes due 2024 for its 3.000% Senior Notes due 2024, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), 3.750% Senior Notes due 2025 for its 3.750% Senior Notes due 2025, which have been registered under the Securities Act, 4.650% Senior Notes due 2026 for its 4.650% Senior Notes due 2026, which have been registered under the Securities Act, 3.375% Senior Notes due 2027 for its 3.375% Senior Notes due 2027, which have been registered under the Securities Act, 4.000% Senior Notes due 2028 for its 4.000% Senior Notes due 2028, which have been registered under the Securities Act, and 4.900% Senior Notes due 2029 for its 4.900% Senior Notes due 2029, which have been registered under the Securities Act.  The exchange offers were scheduled to expire at midnight, one minute after 11:59 p.m. New York City time, on February 13, 2019.  The exchange offers will now expire at midnight, one minute after 11:59 p.m. New York City time, on February 15, 2019, unless further extended by the Company.

The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release, dated February 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WestRock Company

Date: February 11, 2019	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary